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                                  EXHIBIT 10.1

                          CHANGE OF CONTROL AGREEMENT

        This Change of Control Agreement by and between Holopak Technologies, Inc., a Delaware corporation (the "Company"), and David W. Jaffin (the "Executive"), is entered into as of the 13th day of November, 1996.

                                   RECITALS:

        A. The Board of Directors of the Company (the "Board") has previously determined that it is in the best interests of the Company and its stockholders to compensate certain of its executive officers in the event of a Change of Control (as defined below) of the Company.

        B. To accomplish these objectives, the Board has caused the Company to enter into this Agreement.

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 100% of either (i) the then outstanding shares of common stock of the Company ("Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                (i)     any acquisition directly from the Company,

                (ii)    any acquisition by the Company, or

                (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                (b) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, persons who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common

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stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; or

                (c) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        2. Compensation Upon Change of Control. In the event that a Change of Control occurs, or an agreement that ultimately results in a Change of Control is executed, prior to December 31, 1997, the Company shall pay the Executive a performance bonus of $150,000 in cash at the closing of the Change of Control event (the "Performance Bonus"). In addition, in the event that a Change of Control occurs prior to March 15, 1997, the Executive shall be paid an additional performance bonus of $42,000 in cash upon the occurrence of the Change of Control. Notwithstanding anything in this Agreement to the contrary, the Executive shall only be entitled to receive the Performance Bonus if the Executive agrees to continue in the employ of the Company for a period of not less than three months after the consummation of the Change of Control, if so requested by the Company.

        3. Compensation Upon Termination. In the event that the Executive's employment with the Company is terminated within nine months prior to a Change of Control, other than by resignation or for "cause", or within two years after a Change of Control, for any reason other than for "cause", the Company shall continue to compensate the Executive at the base salary to which he was entitled as of the date of his termination (but in no event less than $135,000 per annum), in a manner consistent with the compensation policies of the Company at such time, for a period of one year from the date of such termination. For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of any agreement between the Executive and the Company, dishonesty, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety. Any such willful misconduct or material neglect shall constitute "cause" only if the action or (omission) at issue shall be continuing 30 days after the Company gives the Employee written notice of such willful misconduct or material neglect constituting "cause".

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        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                        /s/ David W. Jaffin
                                        -------------------
                                        David W. Jaffin


                                        HOLOPAK TECHNOLOGIES, INC.

                                        By: /s/ Robert J. Simon
                                            -------------------
                                            Robert J. Simon
                                            Chairman of the Board





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